SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant []

Check the appropriate box:

[] Preliminary proxy statement

[x]  Definitive proxy statement

[]  Definitive additional materials

[]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              ATWOOD OCEANICS, INC.
                (Name of Registrant as Specified in Its Charter)

                              ATWOOD OCEANICS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x] No fee required.

[] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transactions applies: N/A

         (2) Aggregate number of securities to which transaction applies: N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

         (4)      Proposed maximum aggregate value of transaction:  N/A

         (5)      Total fee paid:  None

[]       Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:  N/A
         (2)      Form, schedule or registration statement no.:  N/A
         (3)  Filing party:  N/A
         (4)      Date filed:  N/A


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                              ATWOOD OCEANICS, INC.

                           15835 PARK TEN PLACE DRIVE
                              HOUSTON, TEXAS 77084



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                 Houston, Texas
                               September 29, 1997

To the Shareholders of ATWOOD OCEANICS, INC.:

Notice is hereby given that, pursuant to the provisions of the Bylaws of Atwood Oceanics, Inc., a Special Meeting of the Shareholders of Atwood Oceanics, Inc. will be held at the executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, in the City of Houston, Texas 77084, at 10:00 o'clock a.m., Houston time, on Thursday, November 6, 1997, for the following purposes:

     1. To approve a proposed amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of the Company's common stock.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on September 19, 1997 will be entitled to notice of and to vote at the Annual Meeting.

Shareholders are cordially invited to attend the meeting in person. Those who will not attend are requested to sign and promptly mail the enclosed proxy for which a stamped return envelope is provided.


By Order of the Board of Directors



                                                    JAMES M. HOLLAND, Secretary



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                         SPECIAL MEETING OF SHAREHOLDERS

                              ATWOOD OCEANICS, INC.

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                               September 29, 1997

                        SECURITY HOLDERS ENTITLED TO VOTE

         A Special Meeting of Shareholders of Atwood Oceanics, Inc. (the "Company") will be held November 6, 1997 at 10:00 o'clock a.m., Houston time, at the executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas, 77084. Holders of record of shares of common stock, par value $1.00 ("Common Stock"), of the Company at the close of business on September 19, 1997 will be entitled to vote at the Special Meeting.

         Shareholders who execute proxies retain the right to revoke them at any time before they are voted. A proxy, when executed and not so revoked, will be voted in accordance therewith. This proxy material is first being mailed to shareholders on September 29, 1997.

                         PERSONS MAKING THE SOLICITATION

         This proxy is solicited on behalf of the Board of Directors of Atwood Oceanics, Inc., and the cost will be borne by the Company. In addition to solicitation by mail, the Company may request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners of stock and to secure their voting instructions, if necessary. Proxies may be solicited by officers, directors, and regular employees of the Company by telephone, telegram, or oral communication. The Company also intends to retain Corporate Investor Communications, Inc., outside proxy solicitors, to aid in the solicitation at an estimated cost of $6,500 plus out-of-pocket expenses.

                                VOTING SECURITIES

         At the close of business on September 19, 1997, the time which has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 6,772,188 shares of Common Stock of the Company outstanding. Approval of the proposed amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock will require the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will operate to prevent approval of the proposal to the same extent as a vote against such proposal. Each share of Common Stock entitles its owner to one vote.

                             PRINCIPAL SHAREHOLDERS

         The following table reflects certain information known to the Company concerning persons beneficially owning more than 5% of the outstanding Common Stock of the Company as of August 31, 1997 (except as otherwise indicated). The information set forth below (other than with respect to Helmerich & Payne International Drilling Co. and Helmerich & Payne, Inc.) is based on materials furnished to the Company in connection with Securities and Exchange Commission filings as of various dates during the Company's fiscal year by or on behalf of the shareholders named below, and on information provided by CDA Equity Intelligence in reports prepared for the Company. Unless otherwise noted, each shareholder listed below has sole voting and dispositive power with respect to the shares listed.

Name and Address                               Shares Owned  Percent
                                               Beneficially  of Class

Helmerich & Payne Intl. Drilling Co.(1) -------   820,124    12.13%
         Utica at 21st
         Tulsa, Oklahoma
Helmerich & Payne, Inc.(1)---------------------   779,876    11.54%
         Utica at 21st
         Tulsa, Oklahoma
FMR Corp. (2)----------------------------------   675,300     9.99%
Edward C. Johnson 3d (2)
Abigail P. Johnson (2)
         82 Devonshire Street
         Boston, Massachusetts 02109
State Street Research & Management Co.(3)------   484,400     7.17%
         One Financial Center
         30th Floor
         Boston, Massachusetts 02111
Capital Growth Management (4)------------------   414,000     6.12%
         One International Place
         45th Floor
         Boston, Massachusetts  02110
Ralph Wanger (5)-------------------------------   350,500     5.18%
Wanger Asset Management, Ltd. (5)
Wanger Asset Management, L.P. (5)
         227 West Monroe
         Suite 3000
         Chicago, Illinois 60606

-------------------

         (1) Walter H. Helmerich, III is Chairman and a director, and Hans Helmerich, son of Walter H. Helmerich, III, is President, Chief Executive Officer and a director, respectively, of Helmerich & Payne, Inc. Messrs. Walter H. Helmerich, III and Hans Helmerich, together with other family members and the estate of W.H. Helmerich, deceased, are controlling shareholders of Helmerich & Payne, Inc., which with its wholly-owed subsidiary, Helmerich & Payne International Drilling Co., owns of record and beneficially 1,600,000 shares of Common Stock of the Company. Messrs. Walter H. Helmerich, III and Hans Helmerich have disclaimed beneficial ownership of the Common Stock owned by these companies.

         (2) The information set forth above concerning shares of Common Stock beneficially owned by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson was obtained from a report dated August 18, 1997 prepared by CDA Equity Intelligence for the Company. Amendment No. 7 to Schedule 13G dated February 14, 1997 filed with the Securities and Exchange Commission ("SEC") by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson indicated that FMR Corp. had sole voting and dispositive powers and Edward C. Johnson 3d and Abigail P. Johnson each had sole dispositive power with respect to the shares owned.

         (3) The information set forth above concerning shares of Common Stock beneficially owned by State Street Research & Management Co. ("State Street") was obtained from a report dated August 18, 1997 prepared by CDA Equity Intelligence for the Company.
                  Schedule 13G dated February 12, 1997 filed with the SEC by State Street indicated that State Street had sole voting and dispositive powers with respect to the shares owned, although State Street disclaimed any beneficial interest therein.

         (4) The information set forth above concerning shares of Common Stock beneficially owned by Capital Growth Management was obtained from a report dated August 18, 1997 prepared by CDA Equity Intelligence for the Company. The Company has no knowledge concerning the voting and dispositive powers with respect to such shares.

         (5) Wanger Asset Management, Ltd. ("Wanger Ltd.") is the general partner of Wanger Asset Management, L.P. ("Wanger LP"). The information set forth above concerning shares of Common Stock beneficially owned by Wanger Ltd. and Wanger LP (collectively "Wanger") was obtained from a report dated August 18, 1997 prepared by CDA Equity Intelligence for the Company. Amendment No. 1 to Schedule 13G dated February 14, 1997, filed with the SEC by Wanger indicated that Ralph Wanger, Wanger Ltd. and Wanger LP had shared voting and dispositive powers with respect to the shares owned.

             COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the amount of Common Stock beneficially owned as of the close of business on August 31, 1997 by each of the directors, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

Name of Director,                          Shares Owned         Percent
Nominees or Group                          Beneficially         of Class

Robert W. Burgess                                   -             0.00%
George S. Dotson                                    -             0.00%
Walter H. Helmerich, III                       (1)                0.00%
Hans Helmerich                                 (1)                0.00%
William J. Morrissey                          1,000                (2)
John R. Irwin                                18,400 (3)            (2)
James M. Holland                              8,692 (4)            (2)
Larry P. Till                                 3,100 (5)            (2)
Glen P. Kelley                                2,800 (5)            (2)
All directors and executive officers
         as a group (9 persons)              33,992 (6)            (2)



------------


         (1)      See Note (1) on page 4 for more information.
         (2)      Less than 1%.
         (3) Includes 18,300 shares which may be acquired upon the exercise of options.
         (4) Includes 7,625 shares which may be acquired upon the exercise of options.
         (5) All of such shares may be acquired upon the exercise of options.
         (6) Includes 31,825 shares which may be acquired upon the exercise of options.

             PROPOSED INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

         The Restated Articles of Incorporation, as amended, of Atwood Oceanics, Inc. currently authorize the Company to issue up to ten million (10,000,000) shares of Common Stock, $1 par value per share, and one million (1,000,000) shares of Preferred Stock, no par value. The Company proposes that the Restated Articles of Incorporation be further amended to provide for twenty million (20,000,000) authorized shares of Common Stock, $1 par value, and one million (1,000,000) shares of Preferred Stock, no par value.

         The Board has unanimously approved a two-for-one stock split of Common Stock, to be effected through a stock dividend payable following the effectiveness of the proposed amendment to the Company's Restated Articles of Incorporation increasing the number of authorized shares of Common Stock. Of the 10,000,000 shares of Common Stock currently authorized, at the record date there were 6,772,188 shares of Common Stock outstanding and an aggregate of 507,275 shares of Common Stock reserved for issuance pursuant to the Company's employee stock option plans.

         Subject to shareholder approval of the proposed increase in the number of authorized shares of Common Stock, the Board has authorized the issuance to shareholders of record on November 12, 1997, of one additional share of Common Stock as a dividend on each issued and outstanding share of Common Stock. The Board believes that the stock split in the form of a stock dividend is in the best interests of the shareholders. The stock split is intended to place the market price of Common Stock in a range more attractive to a wider range of investors, particularly individuals, and may result in a broader market and more widespread ownership of Common Stock.

         The increase in the number of authorized shares of Common Stock will be effected through an amendment to the first paragraph of Article IV of the Company's Restated Articles of Incorporation. As amended, such paragraph would read as follows:

                  "A. The aggregate number of shares which the corporation shall have authority to issue is twenty-one million (21,000,000) of which twenty million (20,000,000) shares of $1.00 par value each shall be common stock ("Common Shares"), and of which one million (1,000,000) shares without par value shall be preferred stock ("Preferred Shares")."

         Following adoption of the amendment to the Company's Restated Articles of Incorporation, the Company intends to effect a two-for-one stock split in the form of a stock dividend. A transfer of $1.00 for each additional share of Common Stock issued, or approximately $6,775,000, will be made from the Company's additional paid-in capital account to its Common Stock account as of November 12, 1997, the date on which shareholders of record will be entitled to the additional shares, so that the additional shares to be issued will be fully paid.

         Following effectiveness of the increase of capital in the Common Stock account, certificates representing the additional shares will be distributed by the Company to shareholders of record as of November 12, 1997, without any further action by the shareholders. The Company will list on the New York Stock Exchange the additional shares of Common Stock to be issued. As a result of the proposed stock split, brokerage commissions and transfer taxes on any subsequent trades of Common Stock may increase.

         In the opinion of counsel for the Company, the adoption of the proposed amendment and the issuance of the additional shares in connection with the stock split will result in no gain or loss or any other form of taxable income for United States federal income tax purposes. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares in connection with the stock split, and shareholders subject to those laws are urged to consult their advisors.

         The proposed increase in the number of authorized shares of Common Stock is required in order to effect, and is a condition to the effectiveness of, the stock split authorized by the Board. In addition, the Board believes that it is prudent to increase the number of authorized shares of Common Stock in order to provide a reserve of shares available for issuance to meet business needs. Like most corporations, the Company has historically maintained a substantial reserve of authorized but unissued shares in order to avoid the time and expense of seeking shareholder approval each time it needs to make a new issuance of Common Stock.

         The Board of Directors may deem it in the best interests of the shareholders to issue Common Stock in the pursuit of establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting additional stock splits or dividends. The additional shares of Common Stock authorized may also be used for additional public offerings or for acquisitions or investments in complementary businesses.

         In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Although the Board currently has no intention of adopting a rights plan, implementation of the operative provisions of a rights plan may, under certain circumstances, require an increase in the number of authorized shares of Common Stock. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized number of shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

         Approval of the increase in the number of authorized shares of Common Stock would not affect the rights, privileges and preferences of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Common Stock outstanding.

         The Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the shareholders of the Company, except as provided under Texas corporate law or under the rules of any national securities exchange on which shares of Common Stock are then listed. Current holders of Common Stock have no preemptive or like rights, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their ownership interest therein.

         Issuance of additional shares of Common Stock pursuant to the two-for-one stock split will have no effect on the proportionate equity interest of the Company's current shareholders. However, the issuance of other additional shares of Common Stock would decrease the proportionate equity interest of the Company's current shareholders and depending upon the price paid of such
additional   shares,   could  result  in  dilution  to  the  Company's   current
shareholders.

Required Vote

         Approval of the proposed amendment to the Company's Restated Articles of Incorporation to increase in the number of authorized shares of Common Stock of the Company will require the affirmative vote of the holders of at least two-thirds (2/3) of outstanding shares of the Common Stock of Company on the record date entitled to vote on the proposal. Accordingly, abstentions and "broker non-votes" will have the effect of a vote "against" the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.


                              SHAREHOLDER PROPOSALS

         Proposals by Shareholders of the Company intended to be presented at the next Annual Meeting of the Shareholders must be received by the Company on or before September 26, 1997 in order to be included in the next Proxy Statement and Form of Proxy relating to that meeting.


                                  OTHER MATTERS

         Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their judgment on such matters.

         If you do not contemplate attending the meeting in person, you are respectfully requested to sign, date and return the accompanying proxy in the enclosed, stamped envelope at your earliest convenience.

                                            By order of the Board of Directors


                                            John R. Irwin, President

Houston, Texas
September 29, 1997

                               FRONT SIDE OF PROXY



                              ATWOOD OCEANICS, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                   SPECIAL MEETING OF SHAREHOLDERS CALLED FOR
                                NOVEMBER 6, 1997

         The undersigned, having received the Notice of Meeting and Proxy Statement dated September 29, 1997, appoints James M. Holland and Larry P. Till and each or either of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of the Common Stock of Atwood Oceanics, Inc. standing in the undersigned's name on its books on September 19, 1997 at the Special Meeting of the Shareholders of the Company to be held November 6, 1997, at the corporate offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas 77084, 10:00 a.m., Houston time, and any adjournment thereof, as follows:

         IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                   (PLEASE DATE AND SIGN ON REVERSE SIDE)

                              (BACK SIDE OF PROXY)

Please mark boxes in blue or black ink.

The proxies appointed herein may act by a majority of said proxies present at the meeting (or if only one is present, by that one).



(1) APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 SHARES TO 20,000,000 SHARES

          FOR              AGAINST                 ABSTAIN



(2) In their discretion, upon other matters that may properly come before the meeting.

         Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. The persons named in this proxy or their substitutes will vote in accordance with the recommendations of management on such matters.



-------------                       ----------------------------
   Date                             Signature of Shareholder


                                    ----------------------------
                                    Signature of Joint  Shareholder NOTE: Please
                                    sign  exactly as name  appears  above.  When
                                    signing     as      attorney,      executor,
                                    administrator, trustee or guardian, please give full title. If stock is held in the name of more than one person, each joint owner should sign.

        Please note any change of address.